EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), made as of the 8th day of November, 2005 (the “Effective Date”), by and between GoAmerica, Inc., a Delaware corporation (the “Company”), and Wayne D. Smith (the “Employee”).

RECITALS

WHEREAS, the Company appointed the Employee as Executive Vice President, General Counsel and Secretary as of March 30, 2005;

WHEREAS, the Company desires to secure the continued employment of the Employee in accordance with the provisions of this Agreement; and

WHEREAS, the Employee desires and is willing to accept continued employment with the Company in accordance herewith.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Term. The Company hereby agrees to continue to employ the Employee and the Employee hereby agrees to continue to serve the Company, pursuant to the terms and conditions of this Agreement as of the Effective Date, in the position of Executive Vice President, General Counsel and Secretary of the Company (or, subject to the Employee’s consent, which shall not be unreasonably withheld, in such alternate position of equal or greater responsibility as the Company shall determine in its reasonable discretion in an area of the Employee’s primary competency). The initial term of this Agreement shall be deemed to have commenced on the Effective Date and shall expire on the two year anniversary thereof (the “Initial Term”). On the expiration of the Initial Term and on each yearly anniversary thereof, the Agreement shall automatically renew for an additional one-year period (each a “Renewal Term”), unless sooner terminated or amended as provided herein in accordance with the provisions of Section 5 or unless either party notifies the other party in writing of its intentions not to renew this Agreement not less than ninety (90) days prior to such expiration date or anniversary, as the case may be.

2.  Positions and Duties. The Employee’s duties hereunder shall be those which shall be prescribed from time to time by the Chief Executive Officer or the Board of Directors of the Company in accordance with the bylaws of the Company and which customarily accompany the title of General Counsel of a company of similar size and purpose. The employee will also hold such other executive offices in the Company and its subsidiaries to which he may be elected, appointed or assigned by the Chief Executive Officer or the Board of Directors. The Employee shall devote his full working time, energy and skill (reasonable absences for vacations and illness excepted), to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Employee shall not be precluded from devoting reasonable periods of time required for serving as a member of boards of companies which have been approved by the Board of Directors of the Company or participating in non-business organizations so long as such memberships or activities do not interfere with the performance of the Employee’s duties hereunder.

3.  Compensation. During the term of this Agreement, the Employee shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to as “Compensation”):

(a)  Base Salary. For the term hereof, the Employee shall be paid an annual base salary equal to $165,000; provided, however, that the Employee’s annual base salary shall be increased to $185,000 as of the end of the Company’s first fiscal quarter after the Effective Date for which the Company reports (or would have been able to report but for extraordinary charges that are not expected to recur) EBIDTA profitability as determined by the Company’s independent auditors. The Employee’s annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. Such base salary shall be reviewed no less than annually and any increases in the amount thereof shall be determined by the Board of Directors of the Company or a compensation committee formed by the Board of Directors (the “Compensation Committee”) of the Company no later than at and as of each March 30th during the term hereof. Such base salary may be decreased only if done in conjunction with similar pro rata decreases in base salary for other executives within the Company.

(b)  Bonuses. For the fiscal year ending December 31, 2006 and each fiscal year thereafter, the Employee shall be eligible to receive an annual bonus according to a mutually agreed upon bonus plan to be established by Board of Directors of the Company or the Compensation Committee thereof. Nothing herein shall be construed as a guarantee of any such bonus.

(c)  Incentive Compensation. The Employee shall be eligible for awards from the Company’s incentive compensation plans, including without limitation any stock award plans applicable to high level executive officers of the Company or to key employees of the Company or its subsidiaries, in the discretion of the Company’s Board of Directors or the Compensation Committee thereof.

In addition to the general incentive compensation contemplated in the immediately preceding paragraph, the Company is granting to the Employee, as of the Effective Date, fifty five thousand (55,000) shares of the Company’s common stock, which shall vest in one third (1/3) increments on each of the first, second and third year anniversaries of the Effective Date, unless otherwise provided in this Agreement.

(d)  Benefits. The Employee and his “dependents,” as that term may be defined under the applicable benefit plan(s) of the Company, shall be included, to the extent eligible thereunder, in any and all plans, programs and policies which provide benefits for employees and their dependents. Such plans, programs and policies may include health care insurance, long-term disability plans, life insurance, supplemental disability insurance, supplemental life insurance, holidays and other similar or comparable benefits made available to the Company’s employees.

(e)  Expense Allowances. Subject to and in accordance with the Company’s policies and procedures and in accordance with the Company’s payroll practices but no less frequently than monthly, the Company shall provide to the Employee (i) a maximum discretionary expense allowance of up to nine thousand dollars ($9,000.00) per Company fiscal year (pro-rated for any partial period) to be used by Employee for his own automobile lease or similar finance payments, insurance, club and organization dues or memberships, travel upgrades, technology devices, and similar executive perquisites and related taxes during the term of this Agreement, and, in addition to the foregoing, (ii) reimbursement for all reasonable and necessary business-related expenses incurred by the Employee on behalf of the Company or any of its subsidiaries, including directly related tolls, gasoline and parking, upon presentation of itemized accounts. The Employee shall not, directly or indirectly, bind or make the Company a party to, or execute in the name of any Company entity or under the appearance of corporate or agency authority, any agreement or similar arrangement or understanding, express or implied, relating to payments to third parties of any of the amounts contemplated in or relating to clause (i) of the immediately foregoing sentence without the prior express written approval of the Company’s Board of Directors or the Compensation Committee thereof.

4.  Absences. The Employee shall be entitled to vacations of no less than four (4) weeks per calendar year, absences because of illness or other incapacity, and such other absences, whether for holiday, personal time, or for any other purpose, as set forth in the Company’s employment manual or current procedures and policies, as the case may be, as the same may be amended from time-to-time.

5.  Termination. In addition to the events of termination and expiration of this Agreement provided for in Section 1 hereof, the Employee’s employment hereunder may be terminated only as follows:

(a)  Without Cause. The Company may terminate the Employee’s employment hereunder without cause only upon action by the Board of Directors of the Company, and upon no less than ninety (90) days prior written notice to the Employee. The Employee may terminate employment hereunder without cause upon no less than ninety (90) days prior written notice to the Company.

(b)  For Cause, by the Company. The Company may terminate the Employee’s employment hereunder for cause immediately and with prompt notice to the Employee, which cause shall be determined in good faith solely by the Board of Directors of the Company. “Cause” for termination shall include, but is not limited to, the following conduct of the Employee:

(i)  Material breach of any provision of this Agreement by the Employee, which breach shall not have been cured by the Employee within sixty (60) days of receipt of written notice of said breach (or such shorter period within which to cure as is reasonable under the circumstances if the Company reasonably expects irreparable injury from a delay of sixty (60) days), including reasonable detail of the breach and the conduct required to cure, unless the nature of the breach is such that it cannot reasonably be expected to be cured within such time;

(ii)  Gross misconduct as an employee of the Company, including but not limited to: misappropriating any funds or property of the Company; attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company; or any other act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

(iii)  Continuing unreasonable neglect or refusal to perform the duties assigned to the Employee under or pursuant to this Agreement;

(iv)  Conviction of a felony (including pleading guilty or no contest to a felony or lesser charge which results from plea bargaining); or

(v)  Any other act or omission which subjects the Company or any of its subsidiaries to substantial public disrespect, scandal or ridicule.

(c)  For Good Reason by Employee. The Employee may terminate employment hereunder for Good Reason by written notice to the Company no more than thirty (30) days after the occurrence of the event constituting Good Reason. Such notice shall state an effective date no earlier than thirty (30) days after the date notice is given to the Company, and the Company shall have ten (10) business days from its receipt of such notice within which to cure and, in the event of such cure, Employee’s notice in such case shall be of no further force or effect. “Good reason” for termination by the Employee shall arise from the following conduct of the Company or events without the Employee’s consent (other than in connection with or subsequent to the termination or suspension of Employee’s employment or duties for Cause or in connection with the Employee’s Disability and excluding any isolated action not taken in bad faith and which is promptly remedied by the Company after receipt of notice thereof from the Employee):

(i)  Material breach of any provision of this Agreement by the Company, which breach shall not have been cured by the Company within ten (10) business days of receipt of written notice of said breach;

(ii)  Failure to maintain the Employee in a position commensurate with that referred to in Section 1 of this Agreement, the assignment to the Employee of any duties inconsistent therewith or the Employee’s experience or abilities or the withdrawal of a material portion of the Employee’s duties (other than in connection with the disposition or termination of any Company business which does not constitute a “Change of Control” hereunder), or a change in the Employee’s reporting relationship such that the Employee does not report directly to the Chief Executive Officer;

(iii)  A requirement that the Employee must, or in order to perform effectively the Employee should reasonably expect to, perform his duties hereunder at a location outside of a 25 mile radius from Hackensack, New Jersey other than (A) business travel consistent with that required of employees with similar positions at other companies similar in size and stage of development to the Company, and (B) activities required in connection with the sale or merger of the Company, provided that such activities are not required for more than three consecutive months; or

(iv)  Upon a “Change of Control”, which shall mean the first to occur of any of the following:

(aa) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding for this purpose, (i) the Company or any subsidiary of the Company, or (ii) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any plan which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company, the grant or exercise of any stock option, stock award, stock purchase right or similar equity incentive, or the continued beneficial ownership by any party of voting securities of the Company which such party beneficially owned as of the date hereof; or

(bb) persons, who, as of the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(cc) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80% of the assets (other than cash and cash equivalents) of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(dd) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the foregoing, the definition of “Change of Control” as used in this Section 5(c)(iv) shall not be deemed to include the transactions contemplated by the Agreement and Plan of Merger, dated July 6, 2005, between the Company and two of its subsidiaries, on the one hand, and Hands On Video Relay Services, Inc., Hands On Sign Language Services, Inc., Ronald E. Obray and Denise E. Obray, on the other hand.

(d)  Death. The period of active employment of the Employee hereunder shall terminate automatically in the event of his death.

(e)  Disability. In the event that the Employee shall be unable to perform duties hereunder for a period of one hundred eighty (180) consecutive calendar days or one hundred eighty (180) work days within any 360 consecutive calendar days, by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the Company may, in its discretion, by giving written notice to the Employee, terminate the Employee's employment hereunder as long as the Employee is still disabled on the effective date of such termination.

(f)  Mutual Agreement. This Agreement may be terminated at any time by mutual agreement of the Employee and the Company.

6.  Compensation in the Event of Termination. In the event that the Employee’s employment pursuant to this Agreement terminates or is not renewed by the Company, the Company shall pay the Employee compensation as set forth below:

(a)  By Employee for Good Reason; Termination by Company Without Cause; Non-Renewal. Except as expressly noted otherwise, in the event this Agreement is terminated by the Employee for Good Reason pursuant to Section 5(c) hereof; by the Company without Cause pursuant to Section 5(a) hereof; or if the Company elects not renew this Agreement, then:

(i)  the Company shall continue to pay to the Employee his annual base salary and all other compensation and benefits provided for in Section 3 hereof (except those benefits which the Company may not properly provide, pursuant to any applicable Company benefit plan, policy or law) in the same manner as before termination, for a period of one year (except in the event of non-renewal, in which case the period shall be six months, the “Severance Period”). The Company’s obligation to make payments to the Employee during the Severance Period shall not be offset by any income the Employee receives from sources other than the Company for work activity conducted by the Employee during the Severance Period. To the extent the Employee receives any medical or health benefits pursuant to this section, such benefits shall be provided as a reimbursement (or direct payment at the sole election of the Company) to the Employee of payments made pursuant to an election to continue benefits under COBRA.

(ii)  Notwithstanding the terms of any stock award agreement to which the Employee is a party to the contrary, (A) in the event of termination by the Employee for Good Reason only, all stock options, restricted stock and similar awards grants issued to the Employee shall immediately vest in the Employee, and (B) the Employee may exercise any or all such options at any time within one (1) year of the Employee’s termination date;

(iii)  the payments, rights and entitlements described in Section 6(a)(i) and 6(a)(ii) hereof, if any, shall only be made if the Employee shall first have executed and delivered to the Company a valid general release of claims with respect to his employment and the termination of such employment, in a form reasonably acceptable to the Company.

(b)  By Company Upon Termination of Agreement Due to Employee's Death or Disability. In the event of the Employee's death or if the Company shall terminate the Employee's employment hereunder for disability pursuant to Section 5(e) hereof, then:

(i)  in the event of a termination pursuant to Section 5(e) hereof, if eligible, the Employee shall be entitled to benefits under any long-term disability plan of the Company covering the Employee then in effect;

(ii)  To the extent the Employee has not received or does not receive disability or death benefits pursuant to any Company-paid benefit or similar plan of the Company covering the Employee then in effect pursuant to the Employee Retirement Income Security Act of 1974, as amended, the Company shall continue to pay the base salary payable hereunder at the then current rate for one (1) year following such death or such termination, to the Employee or his personal representative, as applicable; and

(iii)  all other compensation and benefits provided for in Section 3, other than any amounts due pursuant to Subsection 3(d) of this Agreement shall cease upon such termination.

(c)  By Company for Cause or By Employee Without Good Reason. In the event that: (i) the Company shall terminate the Employee's employment hereunder for Cause pursuant to Section 5(b) hereof; or (ii) the Employee shall terminate employment hereunder without Good Reason as defined in Section 5(c) hereof, then the Employee’s rights hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary and all other compensation or benefits provided for in this Agreement, except that the Company shall pay the Employee salary and other compensation which may have been earned and is due and payable but which has not been paid as of the date of termination.

7.  Effect of Termination. In the event of expiration or early termination of this Agreement as provided herein, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that:

(a)  The Company shall:

(i)  Pay the Employee's accrued salary and any other accrued benefits under Section 3 hereof;

(ii)  Reimburse the Employee for expenses already incurred in accordance with Section 3(e) hereof;

(iii)  To the extent required by law, pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any benefit plan of which the Employee or any of his dependents is or was a participant; and

(iv)  Pay the Employee or his beneficiaries any compensation due pursuant to Section 6 hereof; and

(b)  The Employee shall remain bound by the terms of Section 8 hereof and Exhibit A attached hereto.

8.  Restrictive Covenant.

(a)  The Employee acknowledges and agrees that he has access to secret and confidential information of the Company and its subsidiaries and that the following restrictive covenant is necessary to protect the interests and continued success of the Company. Except as otherwise expressly consented to in writing by the Company, until the termination of the Employee’s employment (for any reason and whether such employment was under this Agreement or otherwise) and for a period of one (1) year thereafter (the “Restricted Period”), provided Employee receives the compensation specified in Section 6(a), if applicable, the Employee shall not, directly or indirectly, acting as an employee, owner, shareholder, partner, joint venturer, officer, director, agent, salesperson, consultant, advisor, investor or principal of any corporation or other business entity, engage, in any state or territory of the United States of America or other country where the Company is actively doing business, in direct or indirect competition with the business conducted by the Company or activities in which the Company plans to conduct business.

(b)  Nothing in this Section 8, whether express or implied, shall prevent the Employee from being a holder of securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended, or any privately held company; provided, however, that during the term of this agreement, and with respect to any company which may be deemed to directly or indirectly compete with the business conducted by the Company or with the activities which the Company plans to conduct, the Employee holds of record and beneficially less than one percent (1%) of the votes eligible to be cast generally by holders of securities of such company for the election of directors.

(c)  The Employee, as a condition of his continued employment, acknowledges and agrees that he has reviewed and signed and will continue to be bound by all of the provisions set forth in Exhibit A attached hereto, which is incorporated herein by reference and made a part hereof as though fully set forth herein, during the term of this Agreement, and any time hereafter.

(d)  The Employee acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Section 8 or Exhibit A by Employee the Company may suffer irreparable harm and therefore, the Company shall be entitled, to the extent permissible by law, immediately to cease to pay or provide the Employee any compensation being, or to be, paid or provided to him pursuant to Sections 3 or 6 of this Agreement, and also to obtain immediate injunctive relief restraining the Employee from conduct in breach or threatened breach of the covenants contained in this Section 8. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

9.  Insurance. During the term of this Agreement, the Company shall maintain standard directors and officers liability insurance in a face amount of no less than $10,000,000.

10.  No Conflicts. The Employee has represented and hereby represents to the Company that the execution, delivery and performance by the Employee of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Employee is a party or of which the Employee is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to save the Company harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.

11.  Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party hereto.

12.  Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly assume its obligations hereunder and shall have the right to assign its rights to enforce the provisions of Section 8 and Exhibit A to any successor. This Agreement shall inure to the benefit of and be enforceable by the Employee or his legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee may not assign any of his duties, responsibilities, obligations or positions hereunder to any person and any such purported assignment by him shall be void and of no force and effect.

13.  Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested--in the case of the Employee, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, in care of the Chief Executive Officer and Chairman of the Board of Directors of the Company or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

14.  Construction of Agreement.

(a)  Governing Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its principles regarding conflicts of law.

(b)  Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)  Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

15.  Entire Agreement. This Agreement and Exhibit A hereto contains the entire agreement of the parties concerning the Employee’s employment and all promises, representations, understandings, arrangements and prior agreements on such subject, including but not limited to, the Employment Agreement, are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Employee has set his hand, all as of the day and year first above written.

ATTEST: ________________________________	GoAmerica, Inc.
By: ____________________ Daniel R. Luis Chief Executive Officer

WITNESS: ________________________________	EMPLOYEE ________________________________
Wayne D. Smith
Address: ________________________________
________________________________

EXHIBIT A
GoAmerica, Inc.

EMPLOYEE’S INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

In consideration of my employment or continued employment by GoAmerica, Inc., a Delaware corporation or any subsidiary or parent corporation thereof (the “Company”), I hereby represent and agree as follows:

1.  I understand that the Company is engaged in the business of providing communications services to the deaf and hard of hearing markets and related services and that I may have access to or acquire information with respect to Confidential Information (as defined below), including processes and methods, development tools, scientific, technical and/or business innovations.

2.  Disclosure of Innovations. I agree to disclose in writing to the Company all inventions, improvements and other innovations of any kind that I may make, conceive, develop or reduce to practice, alone or jointly with others, during the term of my employment with the Company, whether or not they are related to my work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (“Innovations”). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

3.  Assignment of Ownership of Innovations. I agree that all Innovations will be the sole and exclusive property of the Company and I hereby assign all of my rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company. At the Company's request and expense, during and after the period of my employment with the Company, I will assist and cooperate with the Company in all respects and will execute documents, and, subject to my reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. I hereby appoint the President and Chief Executive Officer of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

4.  Protection of Confidential Information of the Company. I understand that my work as an employee of the Company creates a relationship of trust and confidence between myself and the Company. During and after the period of my employment with the Company, I will not use or disclose or allow anyone else to use or disclose any “Confidential Information” (as defined below) relating to the Company, its products, suppliers or customers except as may be necessary in the performance of my work for the Company or as may be authorized in advance by appropriate officers of the Company. “Confidential Information” shall include innovations, methodologies, processes, tools, business strategies, financial information, forecasts, personnel information, customer lists, trade secrets and any other non-public technical or business information, whether in writing or given to me orally, which I know or have reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. I will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of mine or that the Company regularly gives to third parties without restriction on use or disclosure. Upon termination of my work with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Confidential Information.

5.  Other Agreements. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment agreement, confidential information agreement, non-competition agreement or other agreement with any former employer or other party. I represent that I have not and will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public.

6.  Disclosure of this Agreement. I hereby authorize the Company to notify others, including but not limited to customers of the Company and any of my future employers, of the terms of this Agreement and my responsibilities hereunder.

7.  Injunctive Relief. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and monetary damages alone would not adequately compensate the Company. The Company will therefore be entitled to injunctive relief to enforce this Agreement.

8.  Enforcement and Severability. I acknowledge that each of the provisions in this Agreement are separate and independent covenants. I agree that if any court shall determine that any provision of this Agreement is unenforceable with respect to its term or scope such provision shall nonetheless be enforceable by any such court upon such modified term or scope as may be determined by such court to be reasonable and enforceable. The remainder of this Agreement shall not be affected by the unenforceability or court ordered modification of a specific provision.

9.  Governing Law. I agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

10.  Superseding Agreement. I understand and agree that this Agreement, as Exhibit A to my Employment Agreement with the Company, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to its subject matter.

11.  Acknowledgments. I acknowledge that I have read this agreement, was given the opportunity to ask questions and sufficient time to consult an attorney and I have either consulted an attorney or affirmatively decided not to consult an attorney. I understand that this agreement is a part of and does not alter the terms of my Employment Agreement with the Company. I also understand that my obligations under this Agreement survive the termination of my employment with the Company.